EXHIBIT 9(b)

CONSENT OF COUNSEL

[Morgan, Lewis & Bockius LLP]

April 15, 2011

Transamerica Financial Life Insurance Company

4333 Edgewood Road, N.E.

Cedar Rapids, Iowa 52499

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus contained in Post-Effective Amendment No. 15 to the Registration Statement on Form N-4 under the Securities Act of 1933, as amended (the “1933 Act”), and Amendment No. 28 to the Registration Statement on Form N-4 under the Investment Company Act of 1940, as amended (the “1940 Act”), File Nos. 811-6298; 333-65131 (the “Registration Statement”), filed on or around May 1, 2011 by Transamerica Financial Life Insurance Company and TFLIC Separate Account B (funding the Vanguard Variable Annuity – individual contract) with the Securities and Exchange Commission under the 1933 Act and the 1940 Act.

Very truly yours,

/s/ Michael Berenson
Michael Berenson
Morgan, Lewis & Bockius LLP